Exhibit 10.4

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This Subordinated Second Assignment of Leases and Rents is subject to an Intercreditor, Subordination and Standstill Agreement of even date herewith between Lender and the East Boston Savings Bank. Any assignment, transfer or conveyance of this Subordinated Second Assignment of Leases and Rents shall be subject to the aforesaid Intercreditor, Subordination and Standstill Agreement referenced above.

SUBORDINATED SECOND ASSIGNMENT OF LEASES AND RENTS
THIS SUBORDINATED ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is dated as of the 28th day of March, 2018 and is made by JACKSON 64 MGI, LLC, a Delaware limited liability company, to ASC DEVENS, LLC, a Delaware limited liability company.
SECTION 1
Terms Defined

SECTION 1.1    Definitions. In this Assignment each of the following terms and any pronoun used in its place has the meaning and incorporates the data stated for that term in this Section 1.1, and the singular includes the plural if the context requires:

Borrower:	JACKSON 64 MGI, LLC, a Delaware limited liability company having an address of 133 Pearl Street, Boston, Massachusetts 02110.

Lender:	ASC DEVENS LLC, a Delaware limited liability company having an address of 114 East Main Street, Ayer, Massachusetts 01434.

Mortgage:	The Second Mortgage from Borrower to Lender recorded with this Assignment and describing real estate located at 64 Jackson Road, Devens, Massachusetts.

Note:	The Secured Subordinated Commercial Promissory Note of Borrower payable to Lender in the original principal amount of $6,000,000 of even date herewith

Premises:	The land, together with the buildings, structures and improvements now or in the future erected on the land, more particularly described in Exhibit A attached.

Prior

Mortgage:	The Mortgage and Security Agreement granted to East Boston Savings Bank and recorded with the Worcester District Registry of Deeds in Book 58594, Page 337.

Obligations:
All of Borrower's debts, agreements and other obligations contained in the Mortgage and this Assignment, including any modification or extension of them, and all other debts, agreements and obligations of Borrower to Lender of every kind, direct or indirect, absolute or contingent, due or to become due, now existing or arising in the future. The term Obligations used in this Assignment incorporates all of the “Obligations” as that term is defined in the Mortgage.

Rents:	All rent, income, fees and other amounts due Borrower under the Leases during the term of this Assignment, including but not limited to reimbursement for operating expenses and real estate taxes.

Tenant:	Any person, firm, corporation or other entity occupying the Premises under a Lease.

Leases:	All leases, subleases, tenancies or other arrangements (including licenses and concessions), whether written or unwritten, now existing or in the future entered into, under which a Tenant occupies all or any part of the Premises for any purpose.
SECTION 2
Assignment of Leases and Rents

SECTION 2.1    Assignment. In order to secure the payment and performance of the Obligations and in consideration of One Dollar ($1.00) and other valuable consideration paid by Lender, the receipt of which Borrower acknowledges, Borrower hereby assigns to Lender all of Borrower's right, title and interest in (a) the Leases, including but not limited to, the benefit of all covenants of the Tenants under the Leases, and (b) the Rents. Except to the extent actually delivered to Lender as evidenced by Lender's receipt, this Assignment does not include any security deposits, prepaid rent or other amounts received by Borrower with respect to any of the Leases before the date of this Assignment. Borrower hereby irrevocably grants to Lender complete authority, in its name or in Borrower's name, to enforce the covenants of the Tenants, to demand, collect, receive and give receipts for the Rents, to enforce payment of the Rents by the Tenants and to exercise all the rights and remedies which Borrower might exercise with respect to covenants of the Tenants and payment of the Rents, but for this Assignment.
SECTION 2.2    Cooperation of Borrower. Borrower agrees to cooperate with Lender in carrying out the purposes of this Assignment and to execute, acknowledge and deliver such additional assignments, conveyances and assurances as Lender may reasonably request. When requested by Lender, Borrower agrees at its expense to enforce or to secure the performance of every provision of the Leases to be performed by the Tenants. Borrower agrees not to interfere with the exercise by Lender of any right or authority conferred by this Assignment.
SECTION 2.3    Conditional Nature of Assignment; Prior Mortgage; Prior Assignment of Leases and Rents. This Assignment is made on the condition that so long as no default continues beyond any applicable grace period in the payment or performance of any of the Obligations, Borrower may exercise all the rights of the landlord under the Leases, including the right to collect and retain the Rents, and may enforce all covenants of the Tenants. The rights of the Lender set forth in this Assignment are subject to the rights of the holder of the Prior Mortgage as set forth in the Prior Mortgage and of the Prior Assignment of Leases and Rents.
SECTION 3
Representations and Warranties

SECTION 3.1    Borrower's Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	Borrower is the sole owner of the entire landlord's interest in the Leases;

(b)
all existing Leases are valid and enforceable, and there exist no written Leases and no amendments or other agreements, written or unwritten, modifying in any way the terms of any Lease which have not been delivered or disclosed to the Lender;

(c)
to the best of Borrower's knowledge, neither the landlord nor any Tenant is in default in any material respect under the provisions of any of the Leases, and no set-off or counterclaim against Borrower exists in favor of any Tenant;

(d)
Borrower has no knowledge of any act or omission on the part of any landlord or Tenant which, with the giving of notice or the passage of time, or both, would constitute material default under the provisions of any of the Leases;

(e)	no Rents for any period after the date of this Assignment have been waived by Borrower or collected by Borrower before the time they are due; and

(f)	no Rents have been assigned or encumbered.
SECTION 3.2    Intentionally deleted.
SECTION 4
Covenants

SECTION 4.1    Borrower’s Covenants. Borrower agrees that during the term of this Assignment it will:

(a)	at its expense faithfully perform and observe every material obligation to be performed and observed by the landlord under each of the Leases;

(b)	enforce and not waive the performance and observance of every material obligation to be performed and observed by the Tenants under the Leases;

(c)	not collect Rents for any period more than thirty (30) days before they are due;

(d)	not make any additional assignment of the Leases or the Rents;

(e)
deliver to Lender immediately upon receipt, but under no circumstances more than five (5) days after demand, all schedules, notices, demands or documents given or received by Borrower and in any way referring to the Leases, the Rents; and

(f)
not cause or permit any "oil," "hazardous materials," "hazardous wastes" or "hazardous substances" (collectively "Hazardous Substances") as defined under 42 U.S.C. Section 9601, et seq., as amended, 42 U.S.C. Section 6901, et seq., as amended, Massachusetts General Laws, Chapters 21C and 21E, as amended, and the regulations from time to time adopted under those laws (collectively, "Environmental Legal Requirements") to be released on the Premises or into the air from the Premises or into the waste disposal system servicing the Premises, except in compliance with applicable Environmental Legal Requirements; not generate, store or dispose of Hazardous Substances in the Premises or dispose of Hazardous Substances from the Premises to any other location, except in compliance with all applicable Environmental Legal Requirements.
SECTION 5
Lender's Remedies; Expenses

SECTION 5.1    Lender's Right to Perform. If Borrower fails to perform or observe any of its obligations under the Leases so as to entitle any Tenant to terminate a Lease or recover damages, Lender may, but with no duty to do so and without releasing Borrower, perform Borrower's obligations under the Leases to the extent Lender considers necessary to protect its security.
SECTION 5.2    Lender's Remedies. At any time after a default in the payment or performance of any Obligations, which default extends beyond any applicable grace period, regardless of whether Lender elects to declare the Obligations immediately due and payable, at its option, without notice to Borrower and without waiving the default, Lender may (i) take possession of the Premises and manage, lease and operate the Premises on such terms and for such period of time as it considers to be appropriate, and (ii) with or without taking possession of the Premises, in its own name or in the name of Borrower, sue for and collect the Rents, including any that are past due, and (iii) amend or terminate any of the Leases and enter into new Leases of all or any part of the Premises on terms which Lender considers appropriate, and any amendment, termination or new Lease made by Lender will be binding on Borrower. Lender may, whether or not it takes possession of the Premises and without any obligation to do so, make alterations, renovations, repairs and improvements to the Premises. Lender may exercise its remedies provided in this Section 5.2 without regard to the adequacy of any other security for the Obligations.
SECTION 5.3    Lender's Expenses. If, in exercising its rights and pursuing its remedies under this Assignment or with respect to any of the Obligations or Lender's security for the Obligations, Lender incurs any expenses, including attorneys' fees, Borrower agrees to reimburse those expenses on demand. If Borrower fails to reimburse any of Lender's expenses, Lender may reimburse them by application of Rents, as provided in Section 6.1, or Lender may add them to the principal amount of the Obligations. Regardless of any action by Lender, failure of Borrower to reimburse Lender's expenses within ten (10) days after demand, constitutes a material default under this Assignment.
SECTION 5.4    Remedies Cumulative. The rights and remedies of Lender under this Assignment are cumulative and are not in place of, but are in addition to, any other rights and remedies which Lender may have under the Note, the Mortgage or any other agreement made in connection with the Note, the Mortgage or any of the Obligations.
SECTION 6
Application of Rents

SECTION 6.1    Application of Rents. After any default in the payment or performance of any Obligations, which default extends beyond any applicable grace period, regardless of whether Lender elects to declare any Obligation immediately due and payable, Lender may apply any Rents then held or in the future received by it under this Assignment to payment of the following in such order of priority and in such amounts as Lender considers appropriate:

(a)
all reasonable expenses of taking possession of, managing, operating and maintaining the Premises, including but not limited to: the salaries and benefits of a managing agent and such other employees as Lender considers necessary; all supplies, utilities and fuel; all taxes, assessments, water rates, sewer rates and any other municipal charges and liens; premiums for all insurance which Lender considers necessary; and the cost of all reasonable alterations, renovations, repairs or improvements;

(b)	the Obligations; and

(c)	all reasonable expenses, including attorney's fees, incurred by Lender in connection with this Assignment, the Note, the Mortgage or any other Obligations.
SECTION 6.2    Balance of Rents. If any balance remains after the application of the Rents as provided in Section 6.1, Lender may pay the balance to Borrower. If Lender has any reasonable doubt about Borrower's entitlement, Lender may pay the balance as ordered in a final judgment of a court of competent jurisdiction in any action brought by Lender or any other person claiming an interest in the Rents.
SECTION 7
Miscellaneous

SECTION 7.1    Liability of Lender. No act, omission or error of judgment by Lender, other than its gross negligence or willful misconduct, in connection with this Assignment shall impose any liability on Lender or give rise to any offset, counterclaim or defense to the Obligations.
SECTION 7.2    Indemnification of Lender. Lender is not required to perform or observe any obligation under the Leases. Borrower hereby agrees to indemnify Lender against all claims, losses and expenses, including reasonable attorney's fees, which may be imposed on or incurred by Lender by reason of the Leases, by reason of this Assignment, or by reason of any alleged obligation or undertaking to be performed by Lender under the Leases. If Lender incurs any loss or expense under the Leases or by reason of this Assignment or in the defense of any such alleged obligation, Borrower agrees immediately, upon demand, to reimburse Lender.
SECTION 7.3    Non-waiver. The failure of Lender to avail itself of any of the provisions of this Assignment, at any time or for any period of time, shall not be construed to be a waiver of any of its rights under this Assignment.
SECTION 7.4    Notices. Any notice, request, direction, consent, approval, waiver or other communication required or permitted under this Assignment must be in writing and will become effective only when received unless sent by certified or registered mail, postage prepaid, return receipt requested and addressed to the parties respectively at their addresses recited in Section 1.1, in which case it will be effective three (3) days after being mailed. Either party may change its address by written notice to the other party given at least ten (10) days before the effective date of such change.

THIS ASSIGNMENT is binding upon and will inure to the benefit of Borrower and Lender and their respective successors and assigns.
Executed as a sealed instrument.
JACKSON 64 MGI, LLC, a Delaware limited liability company

By: 64 Jackson, LLC, a Massachusetts limited liability company, Its Manager

By: /s/ Steven E. Goodman
Name: Steven E. Goodman
Title: Manager

COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.

On this 26th day of March, 2018, before me, the undersigned notary public, Steven E. Goodman personally appeared, proved to me through satisfactory evidence of identification, which was a Massachusetts driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed voluntarily for its stated purpose as the voluntary act of Jackson 64 MGI, LLC.
/s/ Hayley Marsh
Notary Public
Printed Name: Hayley Marsh
My Commission Expires: August 17, 2023
[Seal]

EXHIBIT “A”

A certain parcel of land known as Lot 7, located in the Town of Harvard now known as Devens, County of Worcester and the Commonwealth of Massachusetts. Beginning at a stone bound to be set at the easterly corner of said lot on the southwesterly sideline of Givry Street;

Thence S 52° 47' 59" W, nine hundred twelve and 16/100 (912.16) feet to a stone bound to be set;

Thence N 77° 23' 38" W, eight hundred ninety and 78/100 (890.78) feet to a stone bound to be set;

Thence N 15°53' 53" E, six hundred thirty-three and 13/100 (633.13) feet to a stone bound to be set;

Thence along a curve to the right with a radius of one thousand nine hundred thirty-six and 00/100 (1936.00) feet, a length of one thousand thirty-two and 70/100 (1032.70) feet to a stone bound to be set;

Thence along a curve to the right a radius of twenty-five and 79/100 (25.79) feet, a length of forty-three and 30/100 (43.30) feet to a stone bound to be set;

Thence S 37° 20' 20" E, one thousand four hundred eleven and 03/100 (1411.03) feet to the point of beginning.

Said Lot 7 containing 34.89 +- Acres and shown on a plan entitled "Harvard, Massachusetts Level 1 Subdivision lot 7 Givry Street" prepared by Howe Surveying Associates, Inc. dated July 19, 2000, revised through October 4, 2000 recorded in Plan Book 761, Plan 44.

BEING the same premise conveyed to Mortgagor herein by deed of ASC Devens LLC and recorded in the Worcester County Registry of Deeds immediately prior hereto.